As filed with the Securities and Exchange Commission on February 27, 2013

Registration No 333-

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER
THE SECURITIES ACT OF 1933

MVB FINANCIAL CORP.

(Exact name of registrant as specified in its charter)

West Virginia		20-0034461
(State or other jurisdiction of incorporation or organization)		(I.R.S. Employer Identification No.)

301 Virginia Avenue	Fairmont	West Virginia	26554
(Address of Principal Executive Offices)	(City)	(State)	(Zip Code)

(304) 363-4800

(Registrant’s telephone number, including area code)

MVB FINANCIAL CORP.
2003 STOCK INCENTIVE PLAN

Eric L. Tichenor

MVB Financial Corp.

301 Virginia Avenue

Fairmont, West Virginia 26554-2777
Telephone (304) 363-4800
(Name, address, including zip code, and telephone number, including area code, of agent for service)

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Unit (1)	Proposed Maximum Aggregate Offering Price (1)	Amount of Registration Fee
Common Stock, $1.00 Par Value	300,000	$20.19	$6,057,000	$826.17

(1)	Estimated solely for the purpose of calculating the registration fee on the basis of the book value of MVB Financial Corp. common stock on December 31, 2012.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

A Form S-8 Registration Statement (Registration No. 333-120234) was filed on December 2, 2004. In addition, a Form S-8 Registration Statement (Registration No. 333-145716) was filed on August 27, 2007. The contents of those earlier Registration Statements are hereby incorporated by reference herein. Information required by Part I of Form S-8 to be contained in a prospectus meeting the requirements of Section 10(a) of the Securities Act of 1933, as amended, is not required to be filed with the Securities and Exchange Commission and is omitted from this Registration Statement in accordance with the explanatory note to Part I of Form S-8 and Rule 428 under the Securities Act.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 5.	INTERESTS OF NAMED EXPERTS AND COUNSEL

Not applicable.

ITEM 8.	EXHIBITS
5	Opinion of Jackson Kelly PLLC
23.1	Consent of S. R. Snodgrass, A.C.
23.2	Consent of Jackson Kelly PLLC (filed as part of the opinion at Exhibit 5 herein)

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Fairmont, State of West Virginia, on February 27, 2013.

MVB Financial Corp.

By:	/s/ Larry F. Mazza
Larry F. Mazza
President and Chief Executive Officer
(Principal Executive Officer)

By:	/s/ Eric L. Tichenor
Eric L. Tichenor
Chief Financial Officer
(Principal Accounting and Financial Officer)

Dated: February 27, 2013

In accordance with the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates stated.

Signatures	Title	Date

/s/ Larry F. Mazza	President and Chief Executive	February 19, 2013
Larry F. Mazza	Officer and Director

/s/ Stephen R. Brooks	Director	February 19, 2013
Stephen R. Brooks

/s/ Dr. Joseph P. Cincinnati	Director	February 26, 2013
Dr. Joseph P. Cincinnati

/s/ Berniece D. Collis	Director	February 26, 2013
Berniece D. Collis

/s/ Harvey M. Havlichek	Director	February 19, 2013
Harvey M. Havlichek

/s/ James R. Martin	Director	February 19, 2013
James R. Martin

	Director	February __, 2013
Barbara A. McKinney

Signatures	Title	Date

/s/ Dr. Saad Mossallati	Director	February 19, 2013
Dr. Saad Mossallati

/s/ Dr. Kelly R. Nelson	Director	February 19, 2013
Dr. Kelly R. Nelson

/s/ Leonard W. Nossokoff	Director	February 19, 2013
Leonard W. Nossokoff

/s/ J. Christopher Pallotta	Director	February 19, 2013
J. Christopher Pallotta

/s/ Nitesh S. Patel	Director	February 19, 2013
Nitesh S. Patel

/s/ Louis W. Spatafore	Director	February 19, 2013
Louis W. Spatafore

/s/ Richard L. Toothman	Director	February 19, 2013
Richard L. Toothman

	Director	February __, 2013
Dr. Michael F. Trent

/s/ Samuel J. Warash	Director	February 19, 2013
Samuel J. Warash

EXHIBIT INDEX

Exhibits

5	Opinion of Jackson Kelly PLLC
23.1	Consent of S. R. Snodgrass, A.C.
23.2	Consent of Jackson Kelly PLLC (filed as part of the opinion at Exhibit 5 herein)